UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2021

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

(Exact name of Registrant as Specified in Its Charter)

Alberta, Canada	001-39061	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7303 30th Street S.E.

Calgary, Alberta, Canada T2C 1N6

(Address of principal executive offices, including zip code)

(403) 723-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	DRTT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement

On December 1, 2021, DIRTT Environmental Solutions Ltd. (the “Company”) completed its previously disclosed issuance and sale of C$35.0 million aggregate principal amount of 6.25% convertible unsecured subordinated debentures due 2026 (the “Debentures”) (the “Offering”). The Debentures were offered to the public through a syndicate of underwriters (the “Underwriters”) led by National Bank Financial Inc. The Company also granted the Underwriters an over-allotment option to purchase up to an additional C$5.25 million aggregate principal amount of Debentures on the same terms, exercisable in whole or in part at any time up to 30 days following the closing of the Offering. The Company completed the Offering pursuant to the Underwriting Agreement filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on November 23, 2021.

The Company intends to use the net proceeds from the Offering, together with available cash and amounts available to be drawn under its existing credit facilities, to support ongoing working capital and enable the Company to maintain its manufacturing and commercial capabilities should the economic recovery from the COVID-19 pandemic take longer than expected as well as facilitate continued investments in the Company’s sales and marketing and technology infrastructure. Specifically, the Company intends to use a portion of the net proceeds of the Offering, together with cash reserves on hand, to fund its anticipated 2022 capital expenditure program of approximately $7.0 million, comprised of approximately $2.5 million related to refreshes of DIRTT Experience Centers, continued enhancement of the Company’s customer relationship management system and website redesign, approximately $2.5 million on software development and approximately $2.0 million on manufacturing and other capital upgrades. If sales improve in 2022 in conjunction with the expected COVID-19 pandemic economic recovery, the Company expects to increase the amount of investment in the above-noted items to support acceleration of its growth prospects. The remaining net proceeds of the Offering, being approximately $19.0 million, are expected to be used, initially, to support the continued funding of the Company’s manufacturing and commercial activities as the COVID-19 pandemic recovery occurs, and to provide incremental liquidity to support its operations and growth objectives.

The Debentures will bear interest at the rate of 6.25% per annum and will mature on December 31, 2026. Interest on the Debentures is payable semi-annually in arrears on June 30 and December 31 of each year, beginning on June 30, 2022.

The Debentures will be convertible into common shares of the Company (“Common Shares”), at the option of the holder, at any time prior to the close of business on the earlier of December 31, 2026 and the business day immediately preceding the date specified by the Company for redemption of the Debentures at a conversion price of C$4.20 per Common Share (the “Conversion Price”), being a ratio of approximately 238.0952 Common Shares per C$1,000 principal amount of Debentures. The Conversion Price represents a conversion premium of approximately 35% to the closing price of the Common Shares on November 15, 2021, on the Toronto Stock Exchange (“TSX”) subject to adjustments in accordance with the Indenture (as defined below). Holders converting their Debentures will receive accrued and unpaid interest thereon to but excluding the date of conversion.

The Debentures will not be redeemable before December 31, 2024, except in certain limited circumstances following a change of control. On or after December 31, 2024 and prior to December 31, 2025, the Company may at its option redeem the Debentures, in whole or in part from time to time, at par plus accrued and unpaid interest, if any, to but excluding the date of redemption, provided that the volume weighted average trading price of the Common Shares on the TSX for the 20 consecutive trading days ending five trading days preceding the date on which notice of redemption is given is not less than 125% of the Conversion Price. On or after December 31, 2025, the Company may at its option redeem the Debentures, in whole or in part from time to time, at par plus accrued and unpaid interest, if any, to but excluding the date of redemption. The Company shall provide not more than 60 days’ nor less than 30 days’ prior notice of redemption.

The Company may elect, subject to applicable regulatory approval and provided that the Company is not in default under the Indenture, to satisfy an interest obligation: (i) in cash; (ii) by delivering sufficient Common Shares to the applicable trustee for sale, to satisfy the interest obligation, in which event holders of the Debentures will be entitled to receive a cash payment equal to the interest payable from the proceeds of the sale of such Common Shares; or (iii) any combination of (i) and (ii) above.

The Company has the option to satisfy its obligation to repay the principal amount of the Debentures, in whole or in part, plus accrued and unpaid interest, due upon redemption or on the maturity date, upon at least 30 days’ and not more than 60 days’ prior notice, by delivering a number of freely tradable Common Shares obtained by a formula relating to the then-current market price of the Common Shares.

The Debentures will be direct unsecured obligations of the Company ranking subordinate to all liabilities, except liabilities which by their terms rank in right of payment equally with or subordinate to the Debentures. The Debentures will rank pari passu with the C$40.25 million aggregate principal amount of 6.00% Convertible Unsecured Subordinated Debentures due 2026 that were issued in January 2021 and all of the Company’s other existing and future unsecured subordinated indebtedness to the extent subordinated on the same terms. The Debentures were issued under an indenture, dated as of January 25, 2021 (the “Base Indenture”), by and among the

Company, Computershare Trust Company of Canada and Computershare Trust Company, National Association, as supplemented by a second supplemental indenture, dated December 1, 2021 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Base Indenture was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 29, 2021, and the Second Supplemental Indenture is filed herewith as Exhibit 4.1 to this Current Report on Form 8-K, and the terms and conditions thereof are incorporated by reference herein.

The Second Supplemental Indenture is also filed with reference to, and is hereby incorporated by reference into, the Company’s Registration Statement on Form S-3 (File No. 333-251660), initially filed with the Commission on December 23, 2020 (as amended, the “Registration Statement”).

The Debentures were offered in Canada (excluding Quebec) pursuant to a short form prospectus under Canadian law and in the United States pursuant to the Registration Statement. The material terms of the Debentures are described in the prospectus supplement, dated November 26, 2021, filed by the Company with the Commission on November 26, 2021 pursuant to Rule 424(b)(5) of the Securities Act, which relates to the offer and sale of the Debentures and supplements the prospectus, dated January 6, 2021, that constitutes a part of the Registration Statement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events

The Company is filing the risk factors set forth below to supplement the risk factors previously provided under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and its subsequently filed Quarterly Reports on Form 10-Q:

The shareholder meeting requisition notice delivered by 22NW Fund, LP (“22NW Fund”) could cause the Company to incur substantial costs, disrupt its operations and strategy, divert the attention of the Company’s board of directors and management, or have other material adverse effects on the Company.

On November 17, 2021, 22NW Fund took steps to requisition a special meeting of the Company’s shareholders in order to remove six of the independent directors of the Company and replace them with hand-picked nominees of Mr. Aron English of 22NW Fund. In public filings by 22NW Fund, no compelling rationale has been provided for such actions, and therefore the intentions of 22NW Fund may not be aligned with the interests of the Company’s other shareholders. Responding to such actions may be costly and time-consuming, disrupt the Company’s operations and strategy, and divert the attention of the Company’s board of directors and management team from running the Company’s business, executing its strategic plan and maximizing performance for its shareholders. In addition, the uncertainty arising from the shareholder requisition could lead to the perception of a change in the direction of the Company’s business or instability with its network of independent distribution partners, clients, suppliers or customers, which may be exploited by the Company’s competitors, and may result in the loss of potential business opportunities and make it more difficult to attract and retain qualified personnel and business partners, any of which could materially and adversely affect the Company’s business and operating results. Moreover, the results of the requisition could impact the strategic direction of the Company in a manner that is adverse to its business and operating results.

The Company has negative cash flow from operating activities.

The Company had negative cash flow from operating activities for the nine months ended September 30, 2021. Continued negative operating cash flow may compromise the Company’s ability to make interest and principal payments on the Debentures on a timely basis, or at all, and to execute its strategic plan. Until the Company is able to generate positive cash flow from operating activities, its ability to finance its operations will be dependent on its cash reserves and available credit facilities and, if required, its ability to obtain additional external financing. Although the Company anticipates it will have positive cash flow from operating activities in future periods, it cannot guarantee that such future cash flow will be sufficient or that a prolonged recovery from the COVID-19 pandemic, or other changes to the Company’s circumstances, will not necessitate additional financial resources to fund its operating activities. To the extent that the Company has negative cash flow in any future period, certain of the proceeds from the Offering may be used to fund its operating activities.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties including, without limitation, statements regarding the anticipated use of proceeds from the Offering. The words “anticipate,” “believe,” “expect,” “estimate,” “intend,” “plan,” “project,” “outlook,” “may,” “will,” “should,” “would,” “could,” “can,” the negatives thereof, variations thereon and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements necessarily involve unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed or implied in such statements. Due to the risks, uncertainties and assumptions inherent in forward-looking information, you should not place undue reliance on forward-looking statements. Factors that could have an adverse effect on our business, financial condition, results of operations and growth prospects include, but are not limited to, the uncertainties related to market conditions, the severity and duration of the COVID-19 pandemic and related economic repercussions, the impact of the shareholder meeting requisition notice and results of the requisition, and other risks described under the headings “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2020 and our subsequently filed Quarterly Reports on Form 10-Q. The forward-looking statements speak only as of the date made and, other than as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated December 1, 2021, by and among the Company, Computershare Trust Company of Canada and Computershare Trust Company, National Association as Trustees.

5.1	Opinion of Bennett Jones LLP.

23.1	Consent of Bennett Jones LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIRTT Environmental Solutions Ltd.

Date: December 1, 2021	By:	/s/ Geoffrey D. Krause
Geoffrey D. Krause
Chief Financial Officer
(Principal Financial Officer)

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